UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On July 15, 2013, Robert Muffly resigned from the Board of Directors of Gold Resource Corporation (the “Company”) effective immediately. A copy of the resignation letter provided byMr. Muffly to the Company is attached as an exhibit to this report. Mr. Muffly’s resignation was triggered by certain events described in the Strategic Alliance Agreement dated December 5, 2008 between the Company and Hochschild Mining Holdings Ltd. (“Hochschild”). Pursuant to the terms of the Strategic Alliance Agreement, the director nominated by Hochschild shall automatically resign following Hochschild’s disposition of more than 20% of its pro rata ownership interest in the Company. Mr. Muffly was nominated by Hochschild at the Company’s annual meeting of shareholders held on June 20, 2013 and has served on the Board of Directors since that time. Mr. Muffly is not resigning on account of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter of Resignation from Robert Muffly dated July 15, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: July 17, 2013	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

EXHIBIT INDEX

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Letter of Resignation from Robert Muffly dated July 15, 2013.